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                                                                    EXHIBIT 23.3

                    [MIRANDA & AMADO ABOGADOS LETTERHEAD]






                                                March 6, 2001



We hereby consent to the reference to us in Nextel International, Inc.'s prospectus under the caption "BUSINESS -- Operating Companies -- Peru."

MIRANDA & AMADO ABOGADOS




Enrique Felices S.